EXHIBIT 99.2

CVS PLEASED WITH DELAWARE CHANCERY COURT’S DECISION TO DENY PLAINTIFF’S REQUEST TO ENJOIN THE CVS/CAREMARK MERGER

WOONSOCKET, RI, February 26, 2007 – CVS Corporation (NYSE: CVS) issued the following statement in response to the decision rendered on Friday afternoon by the Delaware Court of Chancery denying plaintiff’s motion to enjoin the merger of CVS and Caremark Rx, Inc. (NYSE: CMX).

“We are pleased with the Court’s ruling,” said Tom Ryan, Chairman, President and CEO of CVS Corporation.  “Having already received antitrust clearance, we are poised to close our merger mid-March immediately following the vote of CVS and Caremark shareholders.  We look forward to proceeding with our merger and to extending the benefits of our transformational, integrated pharmacy services offering to shareholders, consumers and employers as soon as possible.”

On February 24, 2007, Caremark mailed a proxy statement supplement to its shareholders containing disclosure regarding shareholder appraisal rights and financial advisory fees.  In addition, Caremark announced that its special meeting of shareholders to approve the merger will now be held on March 16, 2007.

On February 23, 2007, CVS adjourned its special meeting of shareholders to approve the CVS/Caremark merger to March 9, 2007.  In light of the Delaware court’s ruling, CVS intends to once again adjourn the meeting to a later date in March and will inform shareholders of the new meeting date as promptly as possible.

About CVS

CVS is America’s largest retail pharmacy, operating more than 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom.

Contacts:

For CVS:
Investor Inquiries:
Nancy Christal, (914) 722-4704

Media Inquiries:
Eileen Howard Dunn, (401) 770-4561

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about CVS and Caremark. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to CVS or Caremark or to the combined company, the management of either such company or the combined company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements, including, without limitation, statements relating to anticipated accretion, return on equity, cost synergies, incremental revenues and new products and offerings, are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of CVS and Caremark, including macroeconomic condition and general industry conditions such as the competitive environment for retail pharmacy and pharmacy benefit management companies, regulatory and litigation matters and risks, legislative developments, changes in tax and other laws and the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by CVS or Caremark or the combined company, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of CVS or Caremark, the combined company or the transaction.

Important Information for Investors and Stockholders

A Registration Statement on Form S-4, containing a joint proxy statement and prospectus relating to the proposed merger of Caremark and CVS, was declared effective by the Securities and Exchange Commission on January 19, 2007. CVS and Caremark urge investors and shareholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and shareholders may obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov . In addition, documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com.

CVS and certain of its directors and executive officers are participants in the solicitation of proxies from the shareholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of shareholders, which was filed with the SEC on March 24, 2006 and in the joint proxy statement/prospectus referred to above. Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of shareholders, which was filed with the SEC on April 7, 2006 and in the joint proxy statement/prospectus referred to above.